Exhibit(a)(1)(L)
Dutch tax agreement reminder email
Subject: Reminder re: Exchange Offer and Dutch Tax Agreement
Our records indicate that you have submitted an election to participate in the Exchange Offer, but we have not yet received from you a signed Agreement Regarding Dutch Tax and Social Security Contributions For Employees Electing To Participate In Exchange Offer (the “Dutch Tax Agreement”). Because you are employed in the Netherlands, you are required to agree to the terms and conditions of a tax ruling obtained by LGI regarding the taxation of the exchange and the New SARs as a condition to your participation in the Exchange Offer. The Dutch Tax Agreement is automatically generated on the Exchange Offer Website each time you submit an election, and the acceptance of the terms of that agreement is a condition to a valid election by Dutch residents or citizens to tender Eligible Awards in the Exchange Offer.
The Dutch Tax Agreement should be printed, signed by you and submitted to Liberty Global by email to                     , fax to Human Resources Dept., ATTN:                      at                     , or delivery by hand, registered mail, or courier to Liberty Global Human Resources Dept., ATTN:                     , 12300 Liberty Blvd., Englewood, CO 80112.
If you did not print the Dutch Tax Agreement when you submitted your election on the Exchange Offer Website, please return to the website at                      and submit a new election, after which a new Dutch Tax Agreement will automatically be generated for you.
Please note that only your signature is required. LGI will obtain the appropriate signature from your employer.
Also please be reminded that you may change or withdraw your election by submitting a new election prior to the Expiration Date of the Exchange Offer.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE AWARDS PURSUANT TO THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT DATED MAY 19, 2009 OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU.  WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFERING DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.